As filed with the Securities and Exchange Commission on January 24, 2020
Registration No. 333-
 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1
 Registration Statement Under The Securities Act of 1933

 CHF SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3845	68-0533453
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 John Erb
Chief Executive Officer
CHF Solutions, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

 COPIES TO:

Phillip D. Torrence	Thomas Lynch	Michael F. Nertney
Honigman LLP	General Counsel	Ellenoff Grossman & Schole LLP
650 Trade Center Way, Suite 200	CHF Solutions, Inc.	1345 Avenue of the Americas
Kalamazoo, MI 49002	12988 Valley View Road	New York, NY 10105-0302
Tel: (269) 337-7700	Eden Prairie, Minnesota 55344	Tel: (212) 370-1300
Fax: (269) 337-7703	Tel: (952) 345-4200	Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-235385

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum aggregate offering price(1)	Amount of registration fee (2)(3)
Class A Units consisting of:
(i) Shares of common stock, par value $0.0001 per share
(ii) Warrants to purchase common stock
Class B Units consisting of:
(i) Shares of Series H Convertible Preferred Stock
(ii) Shares of common stock issuable on conversion of Series H Convertible Preferred Stock
(iii) Warrants to purchase common stock
Common stock issuable upon exercise of Warrants
Total	$3,220,000	$417.96
(1)          Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Act”). Pursuant to Rule 416 under the Act, the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Represents only the additional number of securities being registered, including the price of additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-235385).
(2)          Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of all securities being registered.
(3)          The registrant previously paid filing fees of $2,089.78 in connection with previous filings of its registration statement on Form S-1 (File No. 333-235385).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $3,220,000 in (i) additional Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “common stock”), one warrant to purchase one share of common stock (ii) additional Class B Units, with each Class B Unit consisting of one share of the Company’s Series H convertible preferred stock, par value $0.0001 per share (the “Series H Preferred Stock”), one warrant to purchase one share of common stock, (iii) shares of Common Stock issuable upon conversion of the additional shares of Series H Preferred Stock and (iv) shares of Common Stock issuable upon exercise of the warrants included in the additional Class A Units and Class B Units. The contents of the Registration Statement on Form S-1 (Registration No. 333-235385), as amended, including the exhibits and power of attorney thereto, which was declared effective by the Securities and Exchange Commission on January 24, 2020, are incorporated by reference in this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

5.1*	Opinion of Honigman LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Honigman LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-235385), filed by CHF Solutions, Inc. on December 6, 2019).

*	Filed herewith.
**	Previously filed.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on this 24th day of January, 2020.

CHF SOLUTIONS, INC.

By:	/s/ JOHN L. ERB
John L. Erb
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JOHN L. ERB	Principal Executive Officer and Chairman of the Board	January 24, 2020
John L. Erb

/s/ CLAUDIA DRAYTON	Principal Financial Officer and Principal Accounting Officer	January 24, 2020
Claudia Drayton

*	Director	January 24, 2020
Steve Brandt

*	Director	January 24, 2020
Maria Rose Costanzo

*	Director	January 24, 2020
Jon W. Salveson

*	Director	January 24, 2020
Gregory Waller

*	Director	January 24, 2020
Warren Watson

* By:	/s/ JOHN L. ERB
John L. Erb
Attorney-in-fact